EXHIBIT 21.1

SUBSIDIARIES OF BUNGE LIMITED(i)

U.S.A.

Bunge North America (East), L.L.C.

Bunge North America Foundation

Bunge North America, Inc.

Bunge Milling, Inc.

Bunge Milling, LLC

The Crete Mills, Inc.

Bunge Oils, Inc.

Bunge North America (OPD West), Inc.

Bunge North America Agrifoods, Inc.

Bunge Holdings North America, Inc.

Bunge North America Capital, Inc.

Bunge Mextrade, L.L.C.

CSY Holdings, Inc.

CSY Agri-Finance, Inc.

Bunge Chicago, Inc.

International Produce, Inc.

Bunge N.A. Holdings, Inc.

Bunge N.A. Finance L.P.

Bunge Global Markets, Inc.

Bunge Finance North America, Inc.

Bunge Management Services Inc.

Bunge Funding, Inc.

Bunge Asset Funding Corp.

Bunge Limited Finance Corp.

Bunge Canada Investments, Inc.

Bunge Amorphic Solutions LLC

Bunge Latin America, LLC

EGT, LLC

Bleecker Acquisition Corp.

BNA Marine, LLC

HC Railroad, LLC

Morristown Grain Company, Incorporated

Bunge Global Innovation, LLC

SCF Bunge Marine LLC

Bunge-SCF Grain, LLC

Universal Financial Services, L.P.

Bunge Mexico Holdings, Inc.

Whole Harvest Foods, LLC

CANADA

Bunge Alberta I ULC

Bunge of Canada Ltd.

Bunge Canada

Bunge Canada Holdings I ULC

Bunge Canada Holdings II ULC

CF Oils Investments Inc.

Bunge Grain of Canada Inc.

MEXICO

Controladora Bunge, S.A. de C.V.

Servicios Bunge, S.A. de C.V.

Molinos Bunge, S.A. de C.V.

Bunge Comercial, S.A. de C.V.

Harinera del Mayab, S.A de C.V.

Inmobiliaria A. Gil, S.A.

Inmobiliaria Gilsa, S.A.

Molinos Bunge de Mexico, S.A. de C.V.

Servicios Molinos Bunge de Mexico, S.A. de C.V.

Industria Molinera Montserrat, S.A. de C.V.

BERMUDA

Ceval Holdings Ltd.

Brunello Ltd.

Greenleaf, Ltd.

Bunge Finance Limited

Serrana Holdings Limited

Bunge Global Markets, Ltd.

Bunge Alpha, Ltd.

Bunge Central America Ltd.

International Produce Ltd.

Bunge Ventures Ltd

CAYMAN ISLANDS

Bunge International Commerce Ltd.

Bunge Trade Ltd.

China Baldrick Investment Holding Limited

Climate Change Capital International Limited

CCC Carbon Fund II Limited Partnership

BRITISH VIRGIN ISLANDS

Bunge Investment Management Limited

Bunge Emissions Limited

CCC International Holdings Limited

Baldrick Holdings Limited

Allied Trend Limited

Kirchner Global Limited

ARGENTINA

Terminal Bahia Blanca S.A.

Bunge Argentina S.A.

Fertimport S.A.

Bunge Inversiones S.A.

Bunge Minera S.A.

ProMaíz S.A.

Guide S.A.

T6 Industrial S.A.

Terminal de Fertilizantes Argentinos SA

BRAZIL

Bunge Alimentos S.A

Bunge Fertilizantes S.A.

Ceval Centro Oeste S.A.

Terminal de Granéis do Guarujá S.A.

Terminal Maritimo do Guaruja S.A. (TERMAG)

Terminal de Trigo do Rio de Janeiro — Logística S.A.

Fertimport S.A.

Agroindustrial Santa Juliana Ltda.

Monteverde Agro-Energetica S.A.

Monte Dourado Agropecuária S.A.

Ramata Empreendimentos e Participações S.A.

Pedro Afonso Açúcar & Bioenergia Ltda.

Bunge Comercializadora de Energia Ltda.

Usina Moema Açúcar e Álcool Ltda.

Usina Ouroeste Açúcar e Álcool Ltda.

Usina Guariroba Ltda.

Usina Frutal Açúcar e Álcool Ltda

Usina Itapagipe Açúcar e Álcool Ltda.

Bunge Asset Management Agropecuária Ltda.

Bunge Comercializadora de Etanol Ltda.

Siga Facil S/A

BAMA Agropecuária Ltda.

TIJUCO Agropecuária e Empreendimentos Ltda.

GAIA Empreendimentos e Participações S.A.

Moinho Pacífico Ltda.

GUATEMALA

BCA Servicios, S.A.

BLA Servicios, S.A.

COLOMBIA

Bunge Colombia SAS.

URUGUAY

Bunge Uruguay S.A.

Bunge Agritrade S.A.

Bunge Uruguay Agronegocios S.A.

Bunge Montevideo S.A.

Frismy S.A.

PARAGUAY

Bunge Paraguay S.A.

BOLIVIA

Agroindustrias Bunge Bolívia S.A.

CHILE

Bunge Chile S.p.A.

PERU

Bunge Peru S.A.C.

DOMINICAN REPUBLIC

Bunge Caribe, SRL

AUSTRALIA

Bunge Agribusiness Australia Pty. Ltd.

Bunge Grain Services (Bunbury) Pty. Ltd.

Bunge Grains Services (Geelong) Pty. Ltd.

SOUTH EAST ASIA

Bunge Asia Pte. Ltd.

PT. Bunge Agribusiness Indonesia

Bunge Agribusiness (M) Sdn. Bhd.

Echo Commodities Pte. Ltd.

Bunge Agribusiness Philippines Inc.

Grains and Industrial Products Trading Pte. Ltd.

Vietnam Agribusiness Holdings Pte. Ltd.

Bunge Subic Bay Trading Company Inc.

PT Bumiraya Investindo

Bunge (Thailand) Ltd.

JAPAN

Bunge Japan K.K.

CHINA

Bunge (Shanghai) Management Co., Ltd.

Bunge Sanwei Oil & Fat Co., Ltd.

Bunge (Nanjing) Grains and Oils Co.,Ltd.

Taixing Zhenhua Oils & Fats Co. Ltd.

Bunge Chia Tai (Tianjin) Grain and Oilseeds Ltd.

Zhongxin (Dalian) Investment Consulting Co., Ltd

Xinhui (Shanghai) Investment Consulting Co.,Ltd

Greystone Ltd.

Caprock Capital Ltd.

Bunge (Nanjing) Agri-Livestock Ltd.

Clydestone Capital Ltd.

Bunge Jiurui (Dezhou) Agri-Livestock Ltd

Bunge Jiurui (Linyi) Agri-Livestock Ltd

Long Great (Hong Kong) Ltd

Dalian Junyue Consulting Co., Ltd.

Nantong Junchen Investment and Consulting Co., Ltd

Dongguan Shenji Investments Management Co., Ltd

Dongguan Shenheng Grains and Oils Co., Ltd

Pebblestone Capital Ltd

Bunge (Tianjin) Management Service Co., Ltd

Yuanming (Tianjin) Investment Co., Ltd

Qinyuan (Tianjin) Business Consulting Co., Ltd

Qintang (Tianjin) Enterprise Management Consulting Co., Ltd

Tianjin Shuowei Foods Co., Ltd.

Bunge (Tangshan) Animal Nutrition Limited

Bunge (Fujian) Investment Management Co., Ltd.

Xiamen Junren Investment Management Co., Ltd.

Xiamen Peiren Investment Management Co., Ltd.

VIETNAM

Baria Joint Stock Company of Services For Import Export of Agro-Forestry Products and Fertilizers

Vietnam Agribusiness Ltd.

MAURITIUS

Bunge Mauritius Ltd

Bunge Mauritius Holdings Limited

Bunge Senwes International. Ltd.

INDIA

Bunge India Private Limited

Bunge Foods Private Limited

Bunge India Trading Private Limited

U.K.

Bunge Corporation Ltd.

Bunge UK Limited

Credit and Trading Company Limited

Bunge London Ltd.

Climate Change Capital Group Limited

Climate Change Capital Limited

Climate Change Holdings Limited

Climate Change Capital Carbon Managed Account Ltd

SPAIN

Bunge Iberica S.A.U.

Bunge Investment Iberica S.L.U.

Moyresa Girasol S.L.U.

Bunge Iberica Finance S.L.U.

Huelva Belts S.L.

Biodiesel Bilbao S.L.

FRANCE

Bunge France S.A.S.

Bunge Holdings France S.A.S.

SSI Logistics

THE NETHERLANDS

Koninklijke Bunge B.V.

Bunge Cooperatief U.A.

Bunge Brasil Holdings B.V.

Bunge Finance Europe B.V.

Bunge Romania Coöperatief U.A.

Bunge Netherlands B.V.

FINLAND

Bunge Finland Oy

SWITZERLAND

Bunge S.A.

Oleina S.A.

Ecoinvest Carbon S.A.

Bunge Emissions Holdings S.A.R.L.

GERMANY

Bunge Deutschland G.m.b.H.

Bunge Handelsgesellschaft m.b.H.

Teutoburger Margarinewerke GmbH

Walter Rau Lebensmittelwerke G.m.b.H

Butella-Werk G.m.b.H.

Bunge Biodiesel Produktionsgesellschaft mbH

Walter Rau Neusser Ol und Fett AG

ITALY

Bunge Italia S.p.A.

Novaol S.r.l.

TURKEY

Bunge Gida Sanayi ve Ticaret A.S.

CYPRUS

Bunge Cyprus Limited

HUNGARY

Bunge ZRT

Natura Margarin Kft.

PORTUGAL

Bunge Iberica Portugal, S.A.

LUXEMBOURG

Bunge Europe S.A.

Climate Change Capital Carbon Fund II S.à.r.l

AUSTRIA

Bunge Austria G.m.b.H.

UKRAINE

Suntrade S.E.

PJSC DOEP

LLC Elevatortrade

Himtrans-Ukraine

Greentour-Ex LLC

LLC Unitrans

LLC European Transport Stevedoring Company

LLC Railway Company “Greentrans”

Nikpromtrans Limited Liability Company

New European Company LLC

Yasli Kindergarden

ROMANIA

SC Unirea S.R.L.

SC Muntenia Oil S.A.

SC Interoil S.A.

Bunge Romania SRL

Bunge Danube Trading SRL

Prio Extractie SRL

Prio Biocombustibil SRL

POLAND

Z.T. Kruszwica S.A.

Bunge Polska Sp. z o.o.

Mauresa Sp. z o.o.

Warsaw Mathematical Institute Sp. z o.o.

ZTK Property Management Sp. z o.o.

RUSSIA

LLC Bunge CIS

Rostov Grain Terminal LLC

KAZAKHSTAN

Bunge Vostok LLP

BULGARIA

Kaliakra A.D.

EGYPT

Bunge Egypt Agriculture SAE

Bunge Egypt Import & Export SAE

MOROCCO

Bunge Fertilizer Morocco

SOUTH AFRICA

Bunge ZA (Pty) Ltd.

Bunge South Africa (Pty) Ltd

MALAWI

Senwes Ltd.

KENYA

Bunge East Africa Ltd.

UNITED ARAB EMIRATES

Universal Mercantile and Trading DMCC

(i)            Includes entities in which Bunge Limited has a direct or indirect 50% ownership or greater. The preceding list may omit certain subsidiaries that, as of December 31, 2016, would not be considered “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X.